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                                                                   EXHIBIT 10.23


                                 March 29, 2000


Terrence J. Schmid
3450 Hillview Avenue
Palo Alto, California  94304

                            Re:  Terms of Separation
                                 -------------------

Dear Terry:

     This letter confirms the agreement (the "Agreement") between you and Optical Networks, Inc. (the "Company") concerning the terms of your separation and offers you the separation compensation described below in exchange for the completion of certain tasks and a release of claims, as explained further below.

     1.   Resignation Date.  I have accepted your resignation from the Company,
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effective April 28, 2000 (the "Resignation Date").

     2.  Separation Compensation. The Company agrees to pay you upon the
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Resignation Date a total of ninety thousand dollars ($90,000.00), less applicable state and federal payroll deductions, which constitutes six (6) months wages at your current rate of pay. By signing this Agreement, you acknowledge that the Company is offering this separation compensation solely in exchange for your waiver of claims as set forth in paragraph 8 (the "Waiver of Claims") and that you are not otherwise entitled to the Separation Compensation.

     3.  Vesting of Shares in Exchange for Waiver of Claims.
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         (a) Existing Holdings.  As of the Resignation Date, you will hold:
             -----------------

             (i) 533,332 shares of the Company's Common Stock, issued pursuant to a Restricted Stock Purchase Agreement dated February 25, 1998 which includes a lapsing repurchase right in favor of the Company which lapses (or "vests") with respect to 11,111 shares per month on the 10th of each month, of which 288,886 shares are vested and 244,446 shares are unvested (the "Group 1 Shares");

             (ii) 120,000 shares of the Company's Common Stock, issued pursuant to a Stock Option Exercise Agreement dated November 30, 1999 which includes a lapsing repurchase right in favor of the Company which vests with respect to 2,500 shares per month on the 15th of each month, of which 37,500 shares are vested and 82,500 shares are unvested (the "Group 2 Shares"); and

             (iii) 200,000 shares of the Company's Common Stock, issued pursuant to a Stock Option Exercise Agreement dated December 21, 1999 which includes a lapsing repurchase right in favor of the Company which vests with respect to 4,166 shares per
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month on the 21st of each month, of which 16,664 shares are vested and 183,336 shares are unvested (the "Group 3 Shares" and, collectively with the Group 1 Shares and the Group 2 Shares, the "Shares").

          (b) Initial Vesting Waiver.  In exchange for your Waiver of Claims,
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the Company hereby waives its lapsing repurchase right (the "Initial Vesting
Waiver") with respect to a number of shares equal to the number that would ordinarily vest in a three (3)-month period. As a result, in addition to the vested shares described in subparagraphs 1(a)(i-iii) above, an additional 33,333 of the Group 1 Shares, an additional 7,500 of the Group 2 Shares and an additional 12,498 of the Group 3 Shares will be vested as of the Resignation Date. You understand and agree that if you sign this Agreement, the Initial Vesting Waiver is agreed to by the Company and will be approved by the Board of Directors after you sign this Agreement, in exchange for your Waiver of Claims as set forth below, and you are not otherwise entitled to any modification in vesting. Subject to paragraph 4 below, all remaining unvested Shares will remain subject to the Company's lapsing repurchase right in accordance with the agreements under which you purchased them.

     4. Vesting of Additional Shares in Exchange for Completion of Tasks. Upon
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your Completion of Tasks before the Resignation Date, the Company, upon approval by the Board of Directors, will waive its lapsing repurchase right (the "Additional Vesting Waiver") with respect to an additional number of shares equal to the number that would ordinarily vest in a three (3)-month period (in addition to the Initial Vesting Waiver). As a result, in addition to the vested shares described in paragraph 3 (a) and (b) above, an additional 33,333 of the Group 1 Shares, an additional 7,500 of the Group 2 Shares and an additional 12,498 of the Group 3 Shares will be vested as of the Resignation Date. By signing this Agreement, you acknowledge that the Company is offering the Additional Vesting Waiver in exchange for the Completion of Tasks before the Resignation Date, and that you are not otherwise entitled to any modification to vesting. All remaining unvested Shares will remain subject to the Company's lapsing repurchase right in accordance with the agreements under which you purchased them.

     5. Exercise of Repurchase Right. Subject to the Initial Vesting Waiver and
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the Additional Vesting Waiver (if any), the Company elects to exercise its lapsing repurchase right with respect to any remaining unvested Shares.

     6.  Amendment to Promissory Notes.  In conjunction with the Initial Vesting
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Waiver, the Company also agrees to amend the due date and default provisions of all promissory notes between you and the Company used to purchase the Shares as follows:

          (a) the "Maturity Date" of your Full-Recourse Promissory Note for $40,000.00 in favor of the Company, dated February 25, 1998, is hereby modified from "the earlier of February 25, 2008 or one-hundred-eighty (180) days following your termination of employment with the Company" to the date that is the later of (i) October 28, 2000 (or six (6) months after the Resignation Date) or (ii) thirty (30) days after the expiration of the Lock-Up Agreement between you and the representatives of the underwriters related to the Company's initial public offering (the "30-Day Post-Lockup Date");

          (b) your Secured Full Recourse Promissory Note for $10,800.00 in favor of the Company, dated November 30, 1999, is hereby modified to provide that (i) such note shall become due and payable upon the date that is the later of (A) October 28, 2000 (or six (6) months
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after the Resignation Date) or (B) the 30-Day Post-Lockup Date, rather than
November 30, 2004 (as such note now provides), and (ii) termination of employment (as defined in the Plan) shall not be deemed an Event of Default under section 3 of such note;

          (c) your Secured Full Recourse Promissory Note for $250,000.00 in favor of the Company, dated December 21, 1999, is hereby modified to provide that (i) such note shall become due and payable upon the date that is the later of (A) October 28, 2000 (or six (6) months after the Resignation Date) or (B) the 30-Day Post-Lockup Date, rather than December 21, 2004 (as such note now provides), and (ii) termination of employment (as defined in the Plan) shall not be deemed an Event of Default under section 3 of such note; and

          (d) the amounts due under the notes described in paragraphs (a), (b) and (c) above shall be proportionally adjusted to reflect the exercise by the Company of its lapsing repurchase right as provided in paragraph 5, and the Company hereby waives any amounts due under such notes with respect to the shares repurchased thereunder.

               All other terms and conditions in the above described promissory notes shall remain effective and enforceable.

     7.  Health Insurance. In addition to the Separation Compensation, the
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Initial Vesting Waiver, and the Additional Vesting Waiver (if any) provided above, the Company also agrees to pay an amount equal to the regular "employer" portion of the premiums for your health insurance coverage (of the type that you had in effect as of the Resignation Date) for the period through October 31, 2000 in the event you otherwise remain eligible or elect to continue such health insurance coverage pursuant to the COBRA. A separate notice regarding your eligibility for continued coverage under COBRA, if any, will be sent to you. By signing this Agreement, you acknowledge that the Company is offering these health insurance payments in exchange for your Waiver of Claims as set forth herein, and that you are not otherwise entitled to these health insurance payments.

     8.  Waiver of Claims. The payments and promises set forth in this Agreement
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are in full satisfaction of all accrued salary, vacation pay, bonus pay, profit-
sharing, stock options, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. You hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively "Releasees"), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act. By signing below, you expressly waive any benefits of
Section 1542 of the Civil Code of the State of California, which provides as follows:
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          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES
          NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     9. Completion of Tasks. You understand and agree to endeavor in good faith
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to complete the tasks listed in Exhibit A hereto on or before your Resignation
Date. You hereby acknowledge that you negotiated with Hugh Martin at arm's length, the tasks to be completed in Exhibit A. You understand and agree that Mr. Martin shall be the sole and final evaluator of whether the Completion of Tasks was accomplished before your Resignation Date. If Mr. Martin is unable for any reason to evaluate whether the tasks in Exhibit A were completed, then the Board shall act as the sole and final evaluator for purposes of this Agreement. Any breach of this provision will cause you to forfeit and otherwise waive any right to retain the additional three (3) months of unvested shares described in paragraph 4 above, and the Company will make no additional vesting waiver. Any failure to complete the tasks in Exhibit A will not affect any other provision of this Agreement. Specifically, you will be entitled to Separation Compensation (paragraph 2), Amendment to Promissory Notes (paragraph 6), Health Insurance (paragraph 7), and the Initial Vesting Waiver for the first three (3) months following the Resignation Date (paragraph 3), as described above, in consideration for your Waiver of Claims, regardless of your Completion of Tasks.

     10. Confidential Information. You hereby acknowledge that you are bound by
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the Employee Invention Assignment and Confidentiality Agreement dated February
16, 1998 (the "Employee Invention Agreement") attached hereto as Exhibit B, and that as a result of your employment with the Company you have had access to the Company's Proprietary Information (as defined in the Employee Invention Agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You further confirm that you will deliver to the Company on the Resignation Date all documents and data of any nature containing or pertaining to such Proprietary Information and that you will not take with you any such documents or data or any reproduction thereof.

     11. Nondisparagement. You agree that you will not disparage Releasees or
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their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement.

     12. Taxes. You will indemnify and hold Releasees harmless from and against
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any and all tax obligations for which you or Releasees may become liable as a result of this Agreement.

     13. Legal and Equitable Remedies. You agree that Releasees have the right
         ----------------------------
to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies Releasees may have at law or in equity for breach of this Agreement.

     14. Confidentiality. The contents, terms and conditions of this Agreement
         ---------------
must be kept confidential by you and may not be disclosed except to your accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information
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concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.

     15.  No Admission of Liability.  This Agreement is not and shall not be
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construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

     16.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter other than the confidentiality agreement referred to in paragraph 10, above. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein.

     17.  Modification.  It is expressly agreed that this Agreement may not be
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altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement.

     18.  Expiration of Offer. This offer of separation compensation in exchange
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for a release of claims will expire at 5:00 p.m. (PDT) on March 31, 2000.

     If you agree to abide by the terms outlined in this Agreement, please sign the attached copy and return it to me. I wish you the best in your future endeavors.

                                    Sincerely,


                                    OPTICAL NETWORKS, INC.



                                    By:/s/ Hugh Martin
                                       ---------------------------------
                                       Hugh Martin


I have read, understand and agree to the terms set forth above.


/s/ Terrence J. Schmid              Date: 3/29/2000
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Terrence J. Schmid
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                                   Exhibit A

     1.  Completion of IPO-related tasks as follows:
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         a.  Continue to manage IPO on behalf of ONI;

         b. Finalize agreements and contracts with the IPO banknote company, printer and transfer agent;

         c. Participate in and manage the S-1 drafting process, including ONI's responses to SEC comments;

         d. Ensure the proper completion of and submit for Board approval the following matters:

             (i) formation and charter for the audit and compensation committees;

             (ii)  board actions associated with the S-1 filing process; and

             (iii) adoption of new employee stock plans as well as any additional black box financings;

         e. Manage the underwriters in connection with preparation and filing of the S-1 and amendments thereto;

         f. Help develop the road show presentation and assist in the preparation of the executives responsible for giving the presentation; and

         g. Assist in the development and finalization of the Directed Share program.

     2.  Completion of insurance-related tasks as follows:
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         a.  Negotiate to signing-Directors & Officers, Errors and Omissions, and general corporate liability policies; and

         b.  Manage transfer of programs from ABD to Aon;

     3.  Finalize an ONI vendor financing program for implementation.
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     4.  Negotiate to signing $30 million debt financing package.
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     5.  Coordinate with legal and Fenwick & West LLP the additional Series G
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investments by Andy Page and Greg Maffei.
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     6.  Continue to manage all daily financial needs of ONI.
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     7.  Provide general transition related support to new CFO if hired before
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the Resignation Date.
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                                   Exhibit B